UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2024

NATIONAL BANK HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Orchard Road, Suite 300, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

303-892-8715
(Registrant’s telephone, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A Common Stock	NBHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2024, the Board of Directors of National Bank Holdings Corporation (the “Company”) approved the appointment of Ms. Robin Doyle as a Director of the Company, effective as of March 18, 2024.  Doyle will serve on our Audit & Risk Committee.

Doyle’s distinguished career in international financial services has spanned over three decades with a focus in regulatory affairs and risk management. She spent 28 years at J.P. Morgan in several senior management roles including managing director in their Office of Regulatory Affairs, and chief financial officer for the firm’s risk management organization. After retiring from J.P. Morgan in 2021, Doyle started her own consulting firm focused on strengthening client’s data and risk management capabilities. Doyle is on the board of Dress for Success Center New Jersey and serves as a member of the Executive Committee and chair of the Finance Committee. She has served as a founding board member of the Global Legal Entity Identifier Foundation, a founding board member for the Rutgers Business School Center for Women in Business, the Rutgers Business School Dean’s Advisory Board, the board of New Jersey Junior Achievement, and the board of Easter Seals of New Jersey. Doyle has an MBA in Finance and a BS in Accounting from Rutgers University and she is certified as a CPA.

Doyle will participate in the Company’s standard director compensation program for both cash and equity.  She will receive the pro rata cash portion of the standard compensation for service on the Board (currently $75,000 per annum, paid quarterly in arrears) based on the number of days remaining in the current quarter.  Doyle will also receive the standard grant of restricted shares, valued at $120,000 per annum, at the time the next regular annual director equity awards are granted.  Her grant of restricted shares for the partial year of service will be pro-rated based on the number of days served prior to the next full year annual director grants, with the value of such shares to be included in the grant made at that time. The program generally in effect for this year is described in “Director Compensation” in the Company’s proxy statement for the 2023 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 3, 2023.

The Company expects Doyle to enter into the standard director indemnification agreement that the Company has with its directors. A copy of a substantially similar form of the indemnification agreement is filed as Exhibit 10.6 to the Company’s Form S-1 Registration Statement (Registration Statement No. 333-177971), filed on September 10, 2012.

The press release issued by the Company is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated March 15, 2024.
104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bank Holdings Corporation

By:	/s/ Angela N. Petrucci
Name: Angela N. Petrucci
Title: Chief Administrative Officer & General Counsel
Date: March 15, 2024